SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                 DATE OF REPORT: March 15, 2001
        (Date of earliest event reported)  March 14, 2001


                DOBSON COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in its charter)


          OKLAHOMA                000-29225                73-1513309
   (State or other jurisdiction  (Commission              (IRS Employer
      of incorporation)          File Number)          Identification No.)


            13439 North Broadway Extension, Suite 200
                    Oklahoma City, Oklahoma              73114
            (Address of principal executive offices)   (Zip Code)


                         (405) 529-8500
      (Registrant's telephone number, including area code)
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            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

      On March 14, 2001, American Cellular Corporation, an entity which is owned by a joint venture that is equally owned by the Registrant and AT&T Wireless Services, Inc., completed the private sale of $450 million principal amount of its 9-1/2% Senior Subordinated Notes due 2009. The net proceeds of from the sale of the notes were used to secure the first four scheduled interest payments due on the notes, to reduce bank debt of American Cellular Corporation and for general corporate purposes. The notes were sold in a transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144A under the Securities Act of 1933.

(c)  Exhibits

     The following exhibit is filed as a part of this report:

  Exhibit
    No.           Description                 Method of Filing

   99.1      Press Release of the Company,           (1)
             dated March 14, 2001
----------------
(1)  Filed herewith.

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 15, 2001        Dobson Communications Corporation
                                          (Registrant)

                               By  RONALD L. RIPLEY
                                   Ronald L. Ripley, Vice President